Exhibit 10.1

Form of Amendment to Option Agreement

AMENDMENT TO STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT

TransDigm Group Incorporated, a Delaware corporation (the “Company”), pursuant to its 2006 Stock Incentive Plan (the “Plan”), granted to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock, par value $0.01 (“Stock”), on the date set forth below (the “Option”) pursuant to a Stock Option Grant Notice and Stock Option Agreement (the “Stock Option Agreement”). Capitalized terms used herein have the meanings ascribed to them in the Stock Option Agreement.

Participant:

Grant Date:

Total Number of Shares Subject to the Option:

Participant and the Company hereby amend the Stock Option Agreement as follows:

Section 3(c) of the Stock Option Agreement is deleted and replaced in its entirety as follows:

“(c) Notwithstanding Section 3.1(a) of this Agreement and Section 8 of the Plan (but subject to Section 3.1(b) of this Agreement), in the event of a Change in Control: Options shall become fully vested and exercisable if the Fair Market Value per share on the effective date of a Change in Control is: (i) if such Change in Control occurs on or prior to September 30, 2009 and the Stockholder Return (as defined below) is at least 50%; (ii) $50.44, if such Change in Control occurs on September 30, 2010; (iii) $56.87, if such Change in Control occurs on September 30, 2011; (iv) $65.23, if such Change in Control occurs on September 30, 2012, and (v) $71.23, if such Change in Control occurs on September 30, 2013, it being understood that if a Change in Control occurs between October 1 and September 30 in any year, the required Fair Market Value per share on the effective date of a Change in Control for purposes of this Section shall be determined by means of linear interpolation. Notwithstanding the foregoing, the Administrator may, in good faith and in such manner as it may deem equitable, in its sole discretion, adjust the foregoing Fair Market Value requirements in the event of a dividend or other distribution (whether in the form of cash, Stock, other securities or property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or any unusual or nonrecurring transactions or events affecting the Company or the financial statements of the Company if the adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to the Option. The calculations in this Section 3.1 shall take into account the consideration received by the stockholders in connection with a Change in Control or in connection with any other sale of common stock or other equity interests in the Company or any Subsidiary, after taking into account all post-closing adjustments relating to a Change in Control, and assuming the exercise of all vested options and warrants outstanding as of the effective date of such Change in Control (after giving effect to any dilution of securities or instruments arising in connection with such Change in Control); provided however, that if the stockholders retain any portion of the common stock following such Change in Control or other sale, the Fair Market Value of such portion of the retained common stock immediately following such Change in Control or other sale shall be deemed “consideration received” for purposes of calculating the proceeds and provided further that the Fair Market Value of any non-cash consideration (including stock) received in connection with a Change in Control shall be determined as of the date of such Change in Control.”

By his or her signature, Participant and the Company agree to be bound by the terms and conditions of the Stock Option Agreement, as amended hereby.

TRANSDIGM GROUP INCORPORATED	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:	Address: